Exhibit 99.1

FOR IMMEDIATE RELEASE

Alternative Credit Income Fund Announces Shareholder Approval of Merger

with BC Partners Lending Corporation

NEW YORK, September 10, 2026 – Alternative Credit Income Fund (“ACIF”) announced today that it obtained shareholder approval for the merger of BCPL Merger Sub, Inc. (“Merger Sub”), a subsidiary of BC Partners Lending Corporation (“BCPL”), with and into ACIF, with ACIF continuing as the surviving company and as a wholly owned subsidiary of BCPL (the “Merger”), following the special meeting of shareholders held on September 10, 2026 (the “Special Meeting”). Following the effectiveness of the Merger, ACIF will merge with and into BCPL.

ACIF shareholders voted overwhelmingly in favor of the Merger, with approximately 84.6% of voting shareholders supporting the proposal.

Ted Goldthorpe, President and Chief Executive Officer of ACIF and Head of the BC Partners Credit Platform, stated, “We’re grateful to our shareholders for their strong support of this merger with BCPL. Their vote of confidence reflects the strategic and financial merits of the transaction, as we believe the combined company will benefit from greater scale, enhanced diversification, and improved access to capital, positioning it well to generate long-term value for shareholders.”

In connection with the Merger, ACIF is conducting a one-time discretionary repurchase offer for up to 15% of its outstanding shares.

About Alternative Credit Income Fund

ACIF is a continuously offered, diversified, closed-end management investment company that is operated as an interval fund. ACIF’s investment objectives are to produce current income and achieve capital preservation with moderate volatility and low to moderate correlation to the broader equity markets. ACIF pursues its investment objectives by investing, under normal circumstances, at least 80% of its assets in fixed-income and fixed-income related securities of any sector of any industry. For more information, visit https://www.altcif.com/.

About BC Partners Lending Corporation

BCPL, a Maryland corporation, is a non-diversified, closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940, as amended. BCPL’s investment objective is to make investments that generate current income and, to a lesser extent, capital appreciation, primarily in the form of debt investments, which may include secured debt, unsecured debt, other debt and/or equity in private middle-market companies. BCPL’s investment activities are managed by its investment adviser, BC Partners Advisors L.P. (“BC Partners Advisors”).

Merger Sub is a Delaware corporation and a newly incorporated wholly owned subsidiary of BCPL. Merger Sub was formed in connection with, and for the sole purpose of, the Merger.

Cautionary Statement Regarding Forward-Looking Statements

Some of the statements in this communication constitute forward-looking statements because they relate to future events, future performance or financial condition. The forward-looking statements may include statements as to future operating results of BCPL and ACIF, and distribution projections; business prospects of BCPL and ACIF, and the prospects of their portfolio companies; and the impact of the investments that BCPL and ACIF expect to make. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this communication involve risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with (i) the ability of the parties to consummate the merger on the expected timeline, or at all; (ii) the expected synergies and savings associated with the merger; (iii) the ability to realize the anticipated benefits of the merger, including the expected elimination of certain expenses and costs due to the merger; (iv) the possibility that competing offers or acquisition proposals will be made; (v) the possibility that any or all of the various conditions to the consummation of the merger may not be satisfied or waived; (vi) risks related to diverting management’s attention from ongoing business operations; (vii) the combined company’s plans, expectations, objectives and intentions, as a result of the merger; (viii) any potential termination of the merger agreement; (ix) the future operating results and net investment income projections of BCPL, ACIF or, following the closing of the merger, the combined company; (x) the ability of BC Partners Advisors to implement its future plans with respect to the combined company; (xi) the ability of BC Partners Advisors and its affiliates to attract and retain highly talented professionals; (xii) the business prospects of BCPL, ACIF or, following the closing of the merger, the combined company, and the prospects of their portfolio companies; (xiii) the impact of the investments that BCPL, ACIF or, following the closing of the merger, the combined company expect to make; (xiv) the ability of the portfolio companies of BCPL, ACIF or, following the closing of the merger, the combined company to achieve their objectives; (xv) the expected financings and investments and additional leverage that BCPL, ACIF or, following the closing of the merger, the combined company may seek to incur in the future; (xvi) the adequacy of the cash resources and working capital of BCPL, ACIF or, following the closing of the merger, the combined company; (xvii) the timing of cash flows, if any, from the operations of the portfolio companies of BCPL, ACIF or, following the closing of the merger, the combined company; (xviii) the risk that stockholder litigation in connection with the merger may result in significant costs of defense and liability; and (xix) future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities). BCPL and ACIF have based the forward-looking statements included in this document on information available to them on the date hereof, and they assume no obligation to update any such forward-looking statements. Although BCPL and ACIF undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that they may make directly to you or through reports that BCPL and ACIF in the future may file with the SEC, including the Proxy Statement and Registration Statement (in each case, as defined below), annual reports on Form N-CSR and Form 10-K, semi-annual reports on Form N-CSRS, quarterly reports on Form NPORT and Form 10-Q, and current reports on Form 8-K.

No Offer or Solicitation

This communication is not, and under no circumstances is it to be construed as, a prospectus or an advertisement and the communication is not, and under no circumstances is it to be construed as, an offer to sell or a solicitation of an offer to purchase any securities in BCPL, ACIF or in any fund or other investment vehicle managed by BC Partners or any of its affiliates.

Contacts

Alternative Credit Income Fund

650 Madison Avenue, 3rd floor

New York, NY 10022

Brandon Satoren

Chief Financial Officer

Brandon.Satoren@bcpartners.com

(212) 891-2880

BC Partners Lending Corporation

650 Madison Avenue, 3rd floor

New York, NY 10022

James Piekarski

Chief Financial Officer

James.Piekarski@bcpartners.com

(212) 891-2880